UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2010 (September 13, 2010)

Sen Yu International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-12792	84-0916585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  212-997-8585

N/A
________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 13, 2010, Sen Yu International Holdings, Inc. (the “Company”) appointed Mr. Paul Yu Chin Li, as its Chief Financial Officer effective as of the date immediately following the date the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2010 (“Annual Report”) is filed with the Securities and Exchange Commission. Ms. Tongyu Zhang, the current Chief Financial Officer, will resign upon the filing of the Annual Report.

Mr. Li has 34 years of financial management experience. He has been an independent director of China Energy Corporation (OTCBB: CHGY) since June 2010. Prior to joining the Company in September 2010, Mr. Li served as a partner of Xinglongjie Investment Consulting (Beijing) Co., a financial advisory firm providing financial services to publicly listed and private companies in China until July, 2010.  Mr. Li was a manager with Kelmar Associates LLC, a corporate regulatory compliance consulting firm providing auditing services to the US government from April 2007 to January 2010. From October 2004 to March 2007, Mr. Li was an internal audit and compliance officer with the Countrywide Financial Corporation/Bank of America, a mortgage lender. Mr. Li received his MBA in risk management from the College of Insurance, New York.  Mr. Li is a Certified Public Accountant licensed in New Jersey and California.

The Company and Mr. Li executed an employment agreement dated as of September 13, 2010, effective upon the filing of the Company’s Annual Report. Pursuant to the employment agreement, Mr. Li will receive a base monthly salary of RMB 50,000 (equivalent to approximately USD $7,395 at the exchange rate of  RMB 1 = USD $0.1479 as of September 13, 2010 ) for the first year; base monthly salary of RMB 58,333 (approximately USD $8,627) for the second year; and base monthly salary of RMB 66,667 (approximately USD $9,860) for the third year. The Company also agreed to grant Mr. Li options to purchase, at an exercise price of $0.10 per share, 60,273 shares of the Company’s common stock, with 1/3 of such options vesting on each of September 13, 2011, September 13, 2012 and September 13, 2013, provided that Mr. Li remains employed by the Company through such dates. Vested options will be exercisable any time for a period of three years commencing on the date of vest. If the employment agreement is terminated within 3 years for any reason, any unexercised options shall immediately be forfeited.

The employment agreement is for a term of three years, but may be terminated any time by the Company for causes provided in the employment agreement or on 30 days prior written notice by the Company without cause. Mr. Li may terminate the employment agreement upon 90 days prior written notice.

Mr. Li has no family relationship with any of the executive officers or directors of the Company.  There are no arrangements or understandings between Mr. Li and any other person pursuant to which he was appointed as a Chief Financial Officer.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Li has, or will have, a direct or indirect material interest.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
 (d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated September 13, 2010, by and between the Company and Paul Li.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibit hereto and the statements of representatives and partners of the Company related thereto contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, the Company’s results of operations in the future, may differ significantly from those set forth in the forward-looking statements.  Forward-looking statements involve risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).  The Company undertakes no obligation to update any forward-looking statements, except as provided for by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 15, 2010	Sen Yu International Holdings, Inc.

By: /s/ Zhenyu Shang
Name: Zhenyu Shang
Title: Chairman and Chief Executive Officer